vienna o london o athens
                           look model management gmbh
   headoffice 1010 wien passauerplatz 1 phone +43 1 5335816 fax +43 1 5354255 e-mail accounting@lookmodels.at homepage www.lookmodels.at bankverbindung: hypo bank vorarlberg o blz: 58000 o swift HYPVAT 2B
                         o ats-konto nr. 20 241 748 112




                      C O M M I S S I O N A G R E E M E N T



     ---------------------------   Models  1  Capetown   (name  of  the  agency)
-------------------- herewith confirms the representation of following model(s):


     Sona   Laukova/Bratislava   (name   of   the   model)   31.10.2001   (date)
---------------------------------------------------------------------       from
------------------------------------------------

     The commission due to LOOK MODEL MANAGEMENT will be 10 % on-stay or 10 % for direct bookings of all gross earnings, e.g. all fees of the model prior of the deduction of your agency commission and/or tax and any debts owed by the model to your agency, e.g. no compensation of model's debt with commission due to us is accepted. All exclusive campaigns and world-wide contracts must be referred and contract details and terms must be approved by LOOK MODEL MANAGEMENT. In these cases commissions will be splitted 50/50 on the model's gross earnings (= earnings before deduction of commisison and/or tax) between LOOK MODEL MANAGEMENT and foreign agent.

     Please forward a statement of our model's earnings/commission on a quarterly basis. Payments either by foreign check or transfer to our account with BAWAG, Schottenring 13,1010 Vienna, no. 01010817885, branch code 14000, beneficiary: Look Eventmanagement GmbH.

     As the Mother Agency of the above model(s) we inform you that we are involved in all aspects of the model's career. We expect you to advise us in case the model wishes to leave your agency, whatever the reason might be, so that we are fully aware and consulted on travel plans. We ask you do not introduce the model to any other market without our consent.

     This agreement remains in force as long as the model is represented by your agency and no other mutual consent will be taken. Commission will be due to us for further 3 years after termination of mother agency contract with us.

     Please confirm the content of this agreement by return of the signed copy.


                                                         Accepted and agreed by: